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                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                               THE SAGE GROUP PLC

                            BOBCAT ACQUISITION CORP.

                                       and

                               BEST SOFTWARE, INC.

                                      dated

                                January 12, 2000


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                                TABLE OF CONTENTS

ARTICLE I

THE OFFER AND MERGER.................................................................................
SECTION 1.1  THE OFFER..............................................................................3
SECTION 1.2  COMPANY ACTIONS........................................................................6
SECTION 1.3  DIRECTORS..............................................................................8
SECTION 1.4  THE MERGER............................................................................10
SECTION 1.5  EFFECTIVE TIME........................................................................10
SECTION 1.6  CLOSING...............................................................................11
SECTION 1.7  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...................................11
SECTION 1.8  EFFECTS OF THE MERGER.................................................................11
SECTION 1.9  SUBSEQUENT ACTIONS....................................................................11
SECTION 1.10  SHAREHOLDERS' MEETING................................................................12
SECTION 1.11  MERGER WITHOUT MEETING OF SHAREHOLDERS...............................................13
SECTION 1.12  EARLIEST CONSUMMATION................................................................13

ARTICLE II

CONVERSION OF SECURITIES.............................................................................
SECTION 2.1  CONVERSION OF CAPITAL STOCK...........................................................13
SECTION 2.1A DISSENTING SHARES.....................................................................14
SECTION 2.2  SURRENDER OF SHARES; STOCK TRANSFER BOOKS.............................................15
SECTION 2.3 COMPANY STOCK PLANS....................................................................17

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................
SECTION 3.1  ORGANIZATION..........................................................................20
SECTION 3.2  CAPITALIZATION........................................................................21
SECTION 3.3  AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION..................................23
SECTION 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS.................................................24
SECTION 3.5  SEC REPORTS AND FINANCIAL STATEMENTS..................................................25
SECTION 3.6  ABSENCE OF CERTAIN CHANGES............................................................26
SECTION 3.7  NO UNDISCLOSED LIABILITIES............................................................26
SECTION 3.8  LITIGATION............................................................................26
SECTION 3.9  EMPLOYEE BENEFIT PLANS; ERISA.........................................................27
SECTION 3.10  TAXES................................................................................30
SECTION 3.11  CONTRACTS............................................................................31

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
SECTION 3.12  REAL PROPERTY........................................................................32
SECTION 3.13  INTELLECTUAL PROPERTY................................................................32
SECTION 3.14  LABOR MATTERS........................................................................33
SECTION 3.15  COMPLIANCE WITH LAWS.................................................................33
SECTION 3.16  ENVIRONMENTAL MATTERS................................................................34
SECTION 3.17  PRODUCT WARRANTIES...................................................................34
SECTION 3.18  INFORMATION IN PROXY STATEMENT.......................................................35
SECTION 3.19  POTENTIAL CONFLICT OF INTEREST.......................................................35
SECTION 3.20  OPINION OF FINANCIAL ADVISOR.........................................................36
SECTION 3.21  INSURANCE............................................................................36
SECTION 3.22  STATE TAKEOVER STATUTES; REQUIRED VOTE...............................................36
SECTION 3.23  BROKERS..............................................................................37
SECTION 3.24  FULL DISCLOSURE......................................................................37

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER
SECTION 4.1  ORGANIZATION..........................................................................37
SECTION 4.2  AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION................................38
SECTION 4.3  CONSENTS AND APPROVALS; NO VIOLATIONS.................................................38
SECTION 4.4  INFORMATION IN PROXY STATEMENT........................................................39
SECTION 4.5  INTERIM OPERATIONS OF THE PURCHASER...................................................39
SECTION 4.6  BROKERS...............................................................................39
SECTION 4.7  FINANCING. ...........................................................................40

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER...............................................................
SECTION 5.1  ACQUISITION PROPOSALS.................................................................40
SECTION 5.2  INTERIM OPERATIONS OF THE COMPANY.....................................................41
SECTION 5.3  NO SOLICITATION.......................................................................44

ARTICLE VI

ADDITIONAL AGREEMENTS................................................................................
SECTION 6.1  ADDITIONAL AGREEMENTS.................................................................46
SECTION 6.2  NOTIFICATION OF CERTAIN MATTERS.......................................................47
SECTION 6.3  ACCESS; CONFIDENTIALITY...............................................................47
SECTION 6.4  CONSENTS AND APPROVALS................................................................48
SECTION 6.5  PUBLICITY.............................................................................48

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
SECTION 6.6  DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION................................49
SECTION 6.7  PURCHASER COMPLIANCE..................................................................50
SECTION 6.8  BEST REASONABLE EFFORTS...............................................................50
SECTION 6.9  STATE TAKEOVER LAWS...................................................................51
SECTION 6.10 FINANCING RELATED EFFORTS.............................................................51

ARTICLE VII

CONDITIONS...........................................................................................
SECTION 7.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER...........................51
SECTION 7.2  CONDITIONS TO OBLIGATIONS OF PARENT AND THE PURCHASER TO EFFECT THE MERGER............52

ARTICLE VIII.........................................................................................

TERMINATION..........................................................................................
SECTION 8.1  TERMINATION...........................................................................52
SECTION 8.2  EFFECT OF TERMINATION.................................................................54
SECTION 8.3  INDEMNITY.............................................................................55

ARTICLE IX

MISCELLANEOUS........................................................................................
SECTION 9.1  AMENDMENT AND MODIFICATION............................................................57
SECTION 9.2  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................................57
SECTION 9.3  EXPENSES..............................................................................57
SECTION 9.4  NOTICES...............................................................................58
SECTION 9.5  INTERPRETATION........................................................................59
SECTION 9.6  COUNTERPARTS..........................................................................60
SECTION 9.7  ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES........................................60
SECTION 9.8  SEVERABILITY..........................................................................60
SECTION 9.9  GOVERNING LAW.........................................................................61
SECTION 9.10 ASSIGNMENT............................................................................61

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                             Index of Defined Terms

Defined Term                                                                             Section No.
------------                                                                             -----------
Acquisition Proposal.............................................................................5.1
Acquisition Proposal Interest....................................................................5.1
Agreement...................................................................................Recitals
Appointment Date.................................................................................5.2
Articles of Incorporation........................................................................1.4
Assignee........................................................................................9.10
Assumed Options...........................................................................2.3(a)(ii)
Audit........................................................................................3.10(b)
Average Premium...............................................................................6.6(b)
Benefit Plans.................................................................................3.9(a)
By-laws..........................................................................................1.4
Cash-Out Options...........................................................................2.3(a)(i)
Certificates..................................................................................2.2(b)
Closing..........................................................................................1.6
Closing Date.....................................................................................1.6
Code..........................................................................................3.9(b)
Common Stock..................................................................................3.2(a)
Commonly Controlled Entity....................................................................3.9(b)
Company.....................................................................................Recitals
Company Agreements...............................................................................3.4
Company Board of Directors..................................................................Recitals
Company Disclosure Schedule..............................................................Article III
Company Material Adverse Change ..............................................................3.1(a)
Company Material Adverse Effect...............................................................3.1(a)
Company SEC Documents............................................................................3.5
Confidentiality Agreement.....................................................................5.3(b)
Contest.......................................................................................8.3(b)
December 1999 Financial Statements...............................................................3.5
Dissenting Shares...............................................................................2.1A
D&O Insurance.................................................................................6.6(b)
Effective Time...................................................................................1.5
Encumbrances..................................................................................3.2(b)
Environmental Claims............................................................................3.16

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
Environmental Laws..............................................................................3.16
ERISA.........................................................................................3.9(b)
Exchange Act..................................................................................1.1(a)
Exchange Ratio...........................................................................2.3(a)(iii)
Financing .......................................................................................4.7
Financing Document ..............................................................................4.7
Financial Statements.............................................................................3.5
GAAP.............................................................................................3.5
Governmental Entity..............................................................................3.4
HSR Act..........................................................................................3.4
Indemnified Party.............................................................................6.6(a)
Independent Directors.........................................................................1.3(c)
Initial Expiration Date.......................................................................1.1(a)
Intellectual Property Rights....................................................................3.13
London Stock Exchange ...........................................................................6.7
Materials of Environmental Concern..............................................................3.16
Merger...........................................................................................1.4
Merger Consideration..........................................................................2.1(c)
Minimum Condition............................................................................Annex I
Offer.......................................................................................Recitals
Offer Documents...............................................................................1.1(b)
Offer Price.................................................................................Recitals
Offer to Purchase.............................................................................1.1(a)
Option Agreement............................................................................Recitals
Option.....................................................................................2.3(a)(i)
Owned Intellectual Property..................................................................3.13(a)
Parachute Gross-Up Payment....................................................................3.9(g)
Parent......................................................................................Recitals
Parent Common Share......................................................................2.3(a)(iii)
Paying Agent..................................................................................2.2(a)
Pension Plans.................................................................................3.9(b)
Permitted Investments.........................................................................2.2(a)
Person...........................................................................................9.5
Plan of Merger...................................................................................1.4
Possible Withholding Taxes....................................................................8.3(a)
Preferred Stock...............................................................................3.2(a)
Proxy Statement..........................................................................1.10(a)(ii)
Purchaser...................................................................................Recitals

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
Purchaser Common Stock...........................................................................2.1
Real Property...................................................................................3.12
Reg M-A Amendments............................................................................9.5(b)
Schedule 14D-l................................................................................1.1(b)
Schedule 14D-9................................................................................1.2(b)
SEC...........................................................................................1.1(b)
Securities Act...................................................................................3.5
Shares......................................................................................Recitals
Special Meeting...........................................................................1.10(a)(i)
Stock Plans................................................................................2.3(a)(i)
Shareholder.................................................................................Recitals
Shareholders Agreement......................................................................Recitals
Stock Purchase Plan...........................................................................2.3(f)
Subsidiary....................................................................................3.1(a)
Subsequent Offering Period....................................................................1.1(a)
Substitute Financing..........................................................................1.1(a)
Superior Proposal.............................................................................5.3(b)
Surviving Corporation............................................................................1.4
Tax Authority................................................................................3.10(b)
Tax Returns..................................................................................3.10(b)
Taxes........................................................................................3.10(b)
Termination Fee...............................................................................8.2(b)
Transactions..................................................................................1.2(a)
Transmittal Documents.........................................................................2.2(b)
Voting Debt...................................................................................3.2(a)
VSCA........................................................................................Recitals

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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated January 12, 2000, by and among The Sage Group plc, a company organized under the laws of England ("Parent"), Bobcat Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Best Software, Inc., a Virginia corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance thereof, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire all shares (the "Shares") of the issued and outstanding common stock, no par value, of the Company, for $35.00 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid to any holder of Shares in the Offer, being referred to herein as the "Offer Price");

                  WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company has approved the Merger (as defined below) following the Offer in accordance with the Virginia Stock Corporation Act (the "VSCA") and upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding Share not owned directly or indirectly by Parent, the Purchaser or the Company will be converted into the right to receive an amount equal to the Offer Price in cash;

                  WHEREAS, the Board of Directors of the Company (the "Company Board of Directors") has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

                  WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incurring the obligations set forth herein, certain shareholders of the Company (each a "Shareholder") concurrently herewith are entering into a Shareholders Agreement (the "Shareholders Agreement"), dated as of the date hereof, with Parent and the Purchaser, in the form attached hereto as Exhibit A, pursuant to which each Shareholder has agreed, among other things, to tender the Shares held by each in the Offer and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein;

                  WHEREAS, as a condition and further inducement to Parent and the Purchaser to enter into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Purchaser and the Company are entering into a Stock Option Agreement in the form of Exhibit B hereto (the "Option Agreement"), pursuant to which, among other things, the Company has granted Parent an option to purchase certain newly-issued shares of Common Stock (as hereinafter defined), subject to certain conditions;

                  WHEREAS, the Board of Directors of the Company has approved the acquisition of Shares pursuant to the Offer, the Option Agreement, the Shareholders Agreement and the Merger for the purposes of Article 14 and Article
14.1 of the VSCA such that the provisions of Article 14 and Article 14.1 of the VSCA will not apply to any such agreement or Transaction (as hereinafter defined), such approval occurring prior to the time Parent or the Purchaser became an "interested shareholder", as that term is defined in Section 13.1-725 of the VSCA; and

                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and Merger and also to prescribe to certain various conditions to the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                       2
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                                    ARTICLE I

                              THE OFFER AND MERGER

                  Section 1.1  The Offer.

                  (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof and none of the events set forth in Annex I shall have occurred and be existing, as promptly as practicable (but in no event later than five business days after the public announcement of the execution of this Agreement), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer at the Offer Price. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex I hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") subject to the conditions set forth in Annex I hereto. The Purchaser shall not, without the prior written consent of the Company, (i) decrease the Offer Price or change the form of consideration payable in the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) impose conditions to the Offer in addition to those set forth in Annex I, (iv) amend any condition of the Offer set forth in Annex I,
(v) extend the initial expiration date (the "Initial Expiration Date") of the Offer, except as required by law and except (A) that the Purchaser may extend the expiration date of the Offer for up to ten (10) business days after the Initial Expiration Date if as of the Initial Expiration Date there shall not have been tendered at least ninety percent (90%) of the outstanding Shares so that the Merger can be effected without a meeting of the Company's shareholders in accordance with VSCA, (B) that in the event that any condition to the Offer is not satisfied on a date on which the Offer is scheduled to expire, the Purchaser may, from time to time, in its sole discretion, extend the expiration date of the Offer up to a maximum of one hundred twenty (120) calendar days following the Initial Expiration Date, (C) in the event that any condition to the Offer is not satisfied on a date on which the Offer is scheduled to expire, at the written request of the Company delivered no later than two business days prior to the Initial Expiration Date, the Purchaser shall, and shall continue to, extend the Offer from time to time for the period commencing on the date of the notice referred to above until a date not later than ninety (90) calendar days following the Initial Expiration Date (it being understood that the Purchaser may determine the interim expiration dates of any extension of the Offer during such

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extension period) provided, however, that in the event that the Purchaser extends the expiration date of the Offer in accordance with such request and the Financing (as defined below) shall no longer be reasonably available to Parent:
(I) Annex I shall be deemed to be amended to provide an additional condition that the Purchaser shall not be required to accept for payment or pay for any tendered Shares unless and until Parent and the Purchaser shall have obtained sufficient financing (the "Substitute Financing") in replacement, if necessary, of the Financing in order to permit Parent and the Purchaser to acquire all of the Shares in the Offer and the Merger and to pay the anticipated expenses in connection therewith, (II) the condition set forth in paragraph (i) of Annex I shall be amended and replaced with the condition set forth in clause (I) above,
(III) from and after such time Parent shall not be subject to Section 6.10 and
(IV) Parent shall use all commercially reasonable efforts to secure the Substitute Financing prior to June 12, 2000 and to provide funds to the Purchaser to permit it to perform its obligations hereunder and in the Offer (provided that Parent shall not be required to obtain Substitute Financing on economic terms materially less favorable to it than the Financing), (D) that the Purchaser may extend the expiration date of the Offer for up to ten (10) business days in order to amend the Schedule 14D-1 to permit the announcement of a Subsequent Offering Period (as hereinafter defined) to the Offer, and (E) that the Purchaser may include a subsequent offering period (as such term is defined in new Rule 14D-1 promulgated under the Exchange Act, effective on January 24, 2000, the "Subsequent Offering Period") to the Offer for a period up to twenty
(20) business days or (vi) amend any other term of the Offer in any manner adverse to any holders of the Shares. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law. Parent shall provide or cause to be provided to the Purchaser on a timely basis the funds necessary to accept for payment, and pay for, any Shares that the Purchaser becomes obligated to accept for payment, and pay for, pursuant to the Offer. The Initial Expiration Date shall be no later than midnight on the twenty-fifth business day after the Offer is commenced.

                  (b) Concurrently with the commencement of the Offer, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-l"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer

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

Documents"). Parent and the Purchaser agree that the Offer Documents will comply in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder and other applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents. The information supplied by the Company expressly in writing for inclusion in the Offer Documents and by Parent or the Purchaser expressly in writing for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No representation, warranty or covenant is made or shall be made herein by the Company with respect to information contained in the Offer Documents other than information supplied by the Company in writing expressly for inclusion in the Offer Documents.

                  (c) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Schedule 14D-1 or the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Purchaser further will take all steps necessary to cause the Schedule 14D-1 or the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the reasonable opportunity to review and comment on the Schedule 14D-1 (as well as all amendments or supplements thereto) before any such document is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel with any comments or other communications, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

                  Section 1.2  Company Actions.

                  (a) The Company represents that the Company Board of Directors, at a meeting duly called and held has (i) determined that each of the Agreement, the Offer, the Merger, the Option Agreement and the Shareholders Agreement are fair to and in the best interests of the shareholders of the Company, (ii) duly approved this Agreement, the Option Agreement, the Shareholders Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of this Agreement, the Option Agreement, the Shareholders Agreement and the Transactions, for purposes of Sections 13.1-727 and Sections 13.1-728.1 et. seq. of the VSCA, (iii) amended the Company's By-laws to provide that Article 14.1 of the VSCA does not apply to the Company, and (iv) resolved to recommend that the shareholders of the Company accept the Offer and tender their shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger (provided, however, that subject to and in accordance with the provisions of Section 5.3, such recommendation may be withdrawn, modified or amended in connection with a Superior Proposal (as defined in Section 5.3)).

                  (b) As soon as practicable on or after the date the Offer is commenced, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments or supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.3(c) contain the recommendation referred to in clause (iv) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of the Exchange Act, the rules and regulations thereunder, and other applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent to the Company's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser expressly in writing for inclusion in the Schedule 14D-9. No representation, warranty or covenant is made or shall be made herein by Parent or the Purchaser with respect to information contained in the Schedule 14D-9 other than the information supplied by Parent or the Purchaser in writing expressly for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by the Exchange Act, the rules and regulations thereunder and other applicable federal securities laws. The Company shall mail, or cause to be mailed, such Schedule 14D-9 to the shareholders of the Company at the same time the Offer Documents are first mailed to the shareholders of the Company together with such Offer Documents. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the reasonable opportunity to review and comment on the Schedule 14D-9 (as well as all amendments or supplements thereto) before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                  (c) In connection with the Offer, the Company will, or will cause its transfer agent following a request by the Purchaser to, promptly furnish to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of Shares, each as of a recent date, and shall promptly furnish the Purchaser with such additional information (including, but not limited to, updated mailing labels, security position listings and available listings or computer files containing the names and addresses of all recordholders of Shares, or any of such other information and assistance) as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other document necessary to consummate the Merger, Parent, the Purchaser and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will deliver, and will use their reasonable efforts to cause their agents to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

                  Section 1.3  Directors.

                  (a) Subject to compliance with applicable law, promptly upon the purchase of and payment for any Shares by the Purchaser pursuant to the Offer, and from time to time thereafter as Shares are acquired by the Purchaser, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on such Board (determined after giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares which the Purchaser or any affiliate of the Purchaser owns beneficially (excluding any unexercised portion of the options granted under the Option Agreement or the Shareholders Agreement) bears to the total number of Shares then outstanding, provided, however, that in the event the Purchaser accepts Shares for payment and the Minimum Condition is not satisfied, Parent shall not be entitled to designate more than two (2) directors. In furtherance thereof, subject to Parent having theretofore provided the Company with the information with respect to Parent's designees required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, the Company shall, upon the request of Parent, promptly secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be elected to the Company Board of Directors and shall take all actions available to the Company to cause Parent's designees to be so elected. In furtherance of the foregoing, in the event the Company is unable to secure a sufficient number of resignations of its incumbent directors in accordance with the immediately preceding sentence, the Company shall use its best efforts promptly to increase the size of the Company Board of Directors as is necessary to enable the number of Parent's designees computed in accordance with the first sentence of this Section 1.3(a) (after taking into account the increase in the size of the Company Board of Directors) to be so elected to the Company Board of Directors and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as hereinafter defined) of the Company and (iii) each committee (or similar body) of each such board.

                  (b) The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereun-der in order to fulfill its obligations under Section 1.3(a) hereof, and shall include in the Schedule 14D-9 mailed to shareholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if the Purchaser has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under Section 1.3(a). Parent or the Purchaser shall supply to the Company in writing and solely be responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section
1.3 are in addition to and shall not limit any rights which the Parent, the Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  (c) In the event that Parent's designees are elected to the Company Board of Directors, subject to the other terms of this Agreement and until the Effective Time, the Company Board of Directors shall have at least two
(2) directors who are directors on the date hereof and neither of whom is an officer of the Company nor a designee, shareholder, affiliate or associate (within the meaning of the federal securities laws) of Parent (one or more of such directors, the "Independent Directors"), provided that, in such event, if the number of Independent Directors shall be reduced below two (2) for any reason whatsoever, to the extent permitted by the VSCA, any remaining Independent Director shall be entitled to designate persons to fill such vacancies who shall be deemed Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate one person to fill one of the vacancies who shall not be a shareholder, affiliate or associate of Parent or the Purchaser and such person shall be deemed to be an Independent Director for purposes of this Agreement, and the Purchaser shall use its reasonable best efforts to cause its designees to designate such person. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board of Directors, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time (as hereinafter defined), the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement on behalf of the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of the Purchaser's obligations hereunder or (d) take any other action by the Company Board of Directors under or in connection with this Agreement; provided, however, that if there shall be no such directors, such actions may be effected by unanimous vote of the entire Company Board of Directors.

                  Section 1.4 The Merger. Upon the terms and subject to satisfaction or waiver of the conditions of this Agreement, and in accordance with the applicable provisions of this Agreement and the VSCA and the Plan of Merger attached hereto as Exhibit I (the "Plan of Merger"), at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Virginia and (c) the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) the Articles of Incorporation of the Company (the "Articles of Incorporation"), shall be amended in its entirety to read as the Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time, except that Article I thereof shall read as follows: "The name of the Corporation is BEST SOFTWARE, INC." and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation and (y) the By-laws of the Purchaser (the "By-laws"), as in effect immediately prior to the Effective Time (as hereinafter defined), shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, by such Articles of Incorporation or by such By-laws.

                  Section 1.5 Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII hereof, Parent, the Purchaser and the Company shall cause to be executed and filed on the Closing Date (as hereinafter defined) (or on such other date as Parent and the Company may agree) with the State Corporation Commission of the Commonwealth of Virginia in the manner required by the VSCA Articles of Merger with respect to the Merger and the Purchaser, and the parties shall take such other and further actions as may be required by law to make the Merger effective. The Merger shall become effective upon the issuance of a certificate of merger by the State Corporation Commission of the Commonwealth of Virginia or as provided in the Articles of Merger (the "Effective Time").

                  Section 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. 20005, unless another date or place is agreed to in writing by the parties hereto.

                  Section 1.7 Directors and Officers of the Surviving Corporation. Subject to applicable law, the directors of the Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and the By-laws. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

                  Section 1.8 Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the VSCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

                  Section 1.9 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or the Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                  Section 1.10  Shareholders' Meeting.

                  (a) If required by the Articles of Incorporation and/or applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law and its Articles of Incorporation and By-laws, and following (i) acceptance for payment of Shares by the Purchaser pursuant to the Offer or (ii) the expiration of the Offer without the Purchaser purchasing any Shares thereunder, in the case of either clause (i) or (ii), without the termination of this Agreement by Parent or the Company in accordance with Section 8.1:

                           (i) duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its commercially reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its shareholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its shareholders; and

                           (iii) subject to Section 5.3(c) hereof, include in the Proxy Statement the recommendation of the Company Board of Directors that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                  (b) Parent promptly will provide the Company with the information concerning Parent and the Purchaser required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

                  Section 1.11 Merger Without Meeting of Shareholders. Notwithstanding Section 1.10 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall have acquired in the aggregate at least ninety percent (90%) of the outstanding Shares pursuant to the Offer or otherwise (including as a result of the exercise of the Option Agreement), the parties hereto shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the acceptance for payment of and payment for Shares by the Purchaser pursuant to the Offer, without a meeting of shareholders of the Company, in accordance with Section 13.1-719 of the VSCA.

                  Section 1.12 Earliest Consummation. Each party hereto shall use its commercially reasonable efforts to consummate the Merger as soon as practicable. If the conditions set forth in Annex I hereto are satisfied, or waived, the Purchaser shall consummate the Offer and accept for payment Shares validly tendered and not withdrawn therein and thereafter effectuate the Merger as soon as practicable after the Purchaser accepts the Shares for payment pursuant to the Offer.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                  (a) Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired, and shall cease to exist and no consideration shall be delivered in exchange therefor and Dissenting Shares (as defined below), if any, shall be treated in accordance with Article 15 of the VSCA.

                  (c) Each issued and outstanding Share immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2.1(b) and any Dissenting Shares (as defined below)) shall be cancelled and extinguished and be converted into the right to receive the Offer Price in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in Section 2.2 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  Section 2.1A Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time of the Merger and that are held by a shareholder (other than Parent or Purchaser and their subsidiaries, which waive the right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his Shares of Company Common Stock pursuant to Section 13.1-730 of the VSCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2.1 of this Agreement, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the VSCA, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his Shares of Company Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Merger, the right to receive the Offer Price as provided in Section
2.1 of the Agreement.

                  Section 2.2  Surrender of Shares; Stock Transfer Books.

                  (a) Before the Effective Time, the Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds necessary to make the payments contemplated by Section 2.1(c). At the Effective Time, the Purchaser shall deposit, or cause to be deposited, immediately available funds in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time. Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investors Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $100,000,000 (collectively, "Permitted Investments"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Paying Agent to make prompt payment to former holders of Shares who have validly tendered their Shares pursuant to the Offer. Earnings from Permitted Investments shall be the sole and exclusive property of the Purchaser and the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares. Such funds held by the Paying Agent shall not be used for any purpose except as expressly provided in this Agreement.

                  (b) As soon as reasonably practicable after the Effective Time (and in any event within five (5) business days), the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected and that the risk of loss of and title to the Certificates shall pass only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration (together, the "Transmittal Documents"). Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, the Purchaser shall cause the Paying Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate (other than Certificates representing Shares held by the Purchaser or in the treasury of the Company). In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof the Merger Consideration for the Shares represented by such Certificate; provided, however, that Parent or the Paying Agent may, in their discretion, require delivery of a reasonable and customary bond or indemnity by the holder of such Shares.

                  (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash as provided in this Article II. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

                  (d) Promptly following the date which is one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying

Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the transactions contemplated hereby, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (e) The Merger Consideration paid in the Merger shall be net to the holder of Shares in cash, subject to reduction only for any applicable federal withholding taxes or, as set forth in Section 2.2(b), stock transfer taxes payable by such holder.

                  Section 2.3 Company Stock Plans.

                  (a) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Cash-Out Options" shall mean each option
outstanding at the Effective Time to purchase Shares (an "Option") granted under the Company's 1988 Nonqualified Stock Option Plan, 1992 Nonqualified Stock Option Plan, the 1997 Stock Incentive Plan or the 1997 Director Stock Option Plan or any other stock-based incentive plan or arrangement of the Company (excluding any options granted under the Company's Employee Stock Purchase Plan) (the "Stock Plans") that is not an Assumed Option (as defined below).

                           (ii) "Assumed Options" shall mean those Options or
portions thereof as identified on Section 2.3 of the Company Disclosure Schedule granted under the 1992 Nonqualified Stock Option Plan and the 1997 Stock Incentive Plan that will not have vested and become exercisable as of the Effective Time as identified on Section 2.3(a) of the Company Disclosure Schedule. To the extent any Options or portions thereof, as identified on
Section 2.3 of the Company Disclosure Schedule, cannot be assumed by Parent, such Options or portions thereof shall be treated as Cash-Out Options and shall be cancelled as of the Effective Time in consideration for a cash payment in accordance with Section 2.3(b).

                           (iii) "Exchange Ratio" shall mean the quotient of (x)
the Offer Price multiplied by the average of the mid-point of the bid and ask price of the rate of currency exchange of pounds sterling for U.S. dollars quoted in The Financial Times for each of the business days in a consecutive twenty (20) business day period ending two (2) business days prior to the Effective Date and (y) the average per Share closing price of the ordinary shares of 1 pence each in the capital of Parent (a "Parent Common Share") as reported on the London Stock Exchange on each of the ten (10) trading days immediately preceding the Effective Time.

                  (b) The Company shall take all actions necessary to provide that at the Effective Time, (i) each Cash-Out Option shall be cancelled and (ii) in consideration of such cancellation, each holder of a Cash-Out Option shall receive in consideration thereof an amount (subject to any applicable withholding tax) in cash equal to the product of (x) the excess, if any, of the Offer Price over the per Share exercise price of such Cash-Out Option and (y) the number of Shares subject to such Cash-Out Option. The Company shall use all commercially reasonable efforts to effectuate the foregoing, including, without limitation, providing that any unexercised Cash-Out Options will become exercisable in full as of a specified time prior to the Effective Time and will terminate immediately prior to the Effective Time, amending the Stock Plans and obtaining any necessary consents from holders of Cash-Out Options.

                  (c) At the Effective Time, each Assumed Option shall be assumed by Parent (and Parent shall take all action necessary under applicable law, to cause such result or equivalent result without disadvantage to the Option holders) and shall thereupon constitute an option to acquire that number of Parent Common Shares equal to (i) the number of Shares subject to the Assumed Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole share, at a price per Parent Common Share equal to (x) the exercise price of the Assumed Option immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounded up to the nearest whole cent. Other than as described in the immediately preceding sentence, the Assumed Options shall be subject to the same terms and conditions as applicable immediately prior to the Effective Time; provided, however, that Parent shall take all actions necessary for the terms of the Stock Plans to be amended as necessary to comply with all applicable securities laws and laws of the jurisdiction of the Parent (but without disadvantage to the option holder). As soon as reasonably practicable following the Effective Time, Parent shall deliver to each holder of an Assumed Option an appropriate notice setting forth the terms of such assumption. With respect to any Assumed Option that is an incentive stock option (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such assumption shall, to the extent reasonably practicable, conform to the requirements of Section 424(a) of the Code. Parent shall take all action necessary for the Parent Common Shares to rank pari passu in all respects with all other Parent Common Shares then in issue and to be listed and issuable upon exercise of the Assumed Options so that the Parent Common Shares underlying such Assumed Options shall be freely tradeable on the London Stock Exchange. Notwithstanding the foregoing provisions of this Section 2.3(c), to the extent any Option or portion thereof is not assumed pursuant to this Section 2.3(c), such Options or portion thereof shall be treated as a Cash-Out Option.

                  (d) Except as may be otherwise agreed to by Parent or the Purchaser and the Company or as otherwise contemplated or required to effectuate this Section 2.3, the Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time.

                  (e) The Company shall take all necessary actions to provide that as of the Effective Time no holder of Options under the Stock Plans will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such Option.

                  (f) The Company shall take all actions necessary to provide that at or immediately prior to the Effective Time, (i) each then outstanding Option under the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") shall automatically be exercised and (ii) in lieu of the issuance of Certificates, each option holder shall receive an amount in cash (subject to any applicable withholding tax) equal to the product of (x) the number of Shares otherwise issuable upon such exercise and (y) the Merger Consideration. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation amending the Stock Purchase Plan and obtaining any necessary consents from holders of Options. The Company (i) shall not permit the commencement of any new offering period under the Stock Purchase Plan following the date hereof, (ii) shall not permit any optionee to increase his or her rate of contributions under the Stock Purchase Plan following the date hereof, (iii) shall terminate the Stock Purchase Plan as of the Effective Time, and (iv) shall take any other actions necessary to provide that as of the Effective Time no holder of options under the Stock Purchase Plan will have any right to receive shares of common stock of the Surviving Corporation upon exercise of any such option.



                                   ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  Except as set forth in the schedule of exceptions to the Company's representations and warranties set forth herein, delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement.

                  Section 3.1  Organization.

                  (a) Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Change" or "Company Material Adverse Effect" means any change or effect that is materially adverse to the business, operations, properties (including intangible properties), financial condition, results of operations, assets or liabilities of the Company or its Subsidiaries, taken as a whole, other than (i) changes or effects which are or result from occurrences relating to the economy in general or such entity's industry in general and not specifically relating to such entity, (ii) set forth or described in the Company SEC Reports filed prior to the date hereof, (iii) changes or effects which result from the loss of customers or delay or cancellation or cessation of orders for the Company's products directly attributable to the announcement of this Agreement or stockholder litigation brought or threatened against the Company or any member of its Board of Directors in respect to this Agreement, the Offer or the Merger, (iv) the financial condition and results of operations of the Company set forth on
Section 3.1(a) of the Company Disclosure Schedule or (v) solely as a result of the decline in the market price of the Shares. The Company Disclosure Schedule sets forth in Section 3.1(a) a complete list of the Company's Subsidiaries.

                  (b) Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, other than its Subsidiaries, the Company does not own any significant equity interest in any corporation or other entity.

                  Section 3.2  Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 40,000,000 shares of common stock, no par value per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock (the "Preferred Stock"). As of the date hereof, (i) 11,826,614 Shares are issued and outstanding, (ii) no shares of Preferred

Stock are issued and outstanding, (iii) no Shares are issued and held in the treasury of the Company and (iv) a total of 1,633,578 Shares are reserved for issuance pursuant to the Stock Plans. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as disclosed in this Section 3.2 or as set forth in Section 3.2(a) of the Company Disclosure Schedule or other than pursuant to the Option Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and
(iii) there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                  (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, security interests, options, claims, mortgages, pledges or other encumbrances and restrictions of any nature whatsoever ("Encumbrances").

                  (c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule and as provided in the Shareholders Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its

Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

                  Section 3.3 Authorization; Validity of Agreement; Company Action.

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement (including the Plan of Merger), the Option Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement (including the Plan of Merger) and the Option Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and no other corporate action on the part of the Company is necessary (other than, with respect to the Merger, the approval and adoption of the Merger, this Agreement and the Plan of Merger by holders of a majority of the Shares) to authorize the execution and delivery by the Company of this Agreement and the Option Agreement, and the consummation by it of the Transactions. Each of this Agreement and the Option Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

                  (b) The Company Board of Directors has duly and validly approved this Agreement, the Plan of Merger, the Option Agreement, the Shareholders Agreement and the Transactions, including the Offer, the Merger, and the acquisition of Shares pursuant to the Offer, the Option Agreement, the Shareholders Agreement and the Merger for the purposes of Article 14 and Article
14.1 of the VSCA such that the provisions of Article 14 and Article 14.1 of the VSCA will not apply to any of the Transactions, including the Offer and the Merger, such approval occurring prior to the time Parent or the Purchaser became an "interested shareholder," as that term is defined in Section 13.1-725 of the VSCA. This Agreement, the Plan of Merger, the Option Agreement, the Shareholders Agreement and the Transactions have been duly and validly approved by at least a majority of the

"disinterested directors" of the Company, as that term is defined in Section 13.1-725 of the VSCA.

                  Section 3.4 Consents and Approvals; No Violations. Except as set forth in Section 3.4 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement (including the Plan of Merger) by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the By-laws or similar organizational documents of the Company or any of its Subsidiaries, state securities laws or blue sky laws and the VSCA, (ii) require any filing by the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for (A) compliance with any applicable requirements of the Exchange Act, (B) the filing of articles of merger in connection with the Merger pursuant to the VSCA and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (C) filings, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and comparable merger and notifications, laws or regulations of foreign jurisdictions, (D) the filing with the SEC and the Nasdaq Stock Market, Inc. of (1) the Schedule 14D-9, (2) a proxy statement relating to shareholder approval, if such approval is required by law and (3) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement or (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound which provides for the payment to or from the Company in excess of $250,000 annually or $1,000,000 in the aggregate (the "Company Agreements") or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) where failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  Section 3.5 SEC Reports and Financial Statements. The
Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1997 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents
(a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements included in the Company SEC Documents and the unaudited consolidated statement of operations for the 3 months ended and for the year ended and condensed consolidated balance sheet at December 31, 1999 (the "December 1999 Financial Statements") (other than for the absence of footnotes, in the case of the December 1999 Financial Statements and interim financial statements) set forth in Section 3.5 of the Company Disclosure Schedule (collectively, the "Financial Statements") (i) have been prepared from and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and, as to the Company SEC Documents, with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and
(iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein. The audited consolidated financial statements of the Company for the year ended December 31, 1999 will not be inconsistent with the December 1999 Financial Statements in any respect which is materially adverse.

                  Section 3.6 Absence of Certain Changes. Except as contemplated by this Agreement and except as set forth in Section 3.6 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since September 30, 1999, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course. From September 30, 1999 through the date of this Agreement, there has not occurred (i) any event, change or effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Company Material Adverse Effect,
(ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its Subsidiaries or (iii) any change in accounting principles or methods, except insofar as may be required by a change in GAAP. Since September 30, 1999, neither the Company nor any of its Subsidiaries has taken any of the actions prohibited by Section 5.2 hereof.

                  Section 3.7 No Undisclosed Liabilities. Except (a) as recognized or disclosed in the Financial Statements or the Company SEC Documents and (b) for liabilities and obligations (i) incurred in the ordinary course of business since September 30, 1999, (ii) pursuant to the terms of this Agreement,
(iii) as disclosed in Section 3.7 of the Company Disclosure Schedule, (iv) as disclosed in Section 3.8 of the Company Disclosure Schedule or (v) as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto. Section 3.7 of the Company Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing any material amount of indebtedness for borrowed money of the Company and its Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such indebtedness (with or without due notice or lapse of time) as a result of this Agreement, the Merger or the other transactions contemplated hereby or thereby.

                  Section 3.8 Litigation. Except as set forth in Section 3.8 of the Company Disclosure Schedule or in the Company SEC Documents, as of the date hereof, there is no suit, claim, action, proceeding, including, without limitation, arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting, the

Company or any of its Subsidiaries before any Governmental Entity as to which there is a reasonable possibility of an adverse determination and that, either individually or in the aggregate, if adversely determined, would reasonably be expected to have a Company Material Adverse Effect.

                  Section 3.9  Employee Benefit Plans; ERISA.

                  (a) Except as disclosed in the Company SEC Documents, since the audited financial statements for the year ended December 31, 1998 until the date hereof, there has not been any adoption or amendment (or an agreement to adopt or amend) in any material respect by the Company or any of its subsidiaries of any employment or consulting agreement, collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right or other stock-based incentive, retirement, vacation, severance, change in control or termination pay, disability, death benefit, hospitalization, medical or other insurance or any other plan, program, agreement, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Subsidiary (collectively, the "Benefit Plans"). Except as disclosed in the Company SEC Documents, or in Section 3.9(a) of the Company Disclosure Schedule, there exist, as of the date hereof, no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its Subsidiaries, and any current or former employee, consultant, officer or director of the Company.

                  (b) Section 3.9(b) of the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans sponsored, maintained, contributed to or required to be contributed to, by the Company or any of its Subsidiaries or any person or entity that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its Subsidiaries. The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit

Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required (together with all Summaries of Material Modification issued with respect thereto), (4) each trust agreement and group annuity contract relating to any Benefit Plan and
(5) all material contracts and employee communications relating to each Benefit Plan. Each Benefit Plan has been administered materially in accordance with its terms. The Company, each of its Subsidiaries and all the Benefit Plans are all in material compliance with applicable provisions of ERISA, the Code and other applicable laws.

                  (c) All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, a true, complete and correct copy of each such determination letter has been made available to Parent, and no such determination letter has been revoked nor has any event occurred since the date of the most recent determination letter or application therefor for each Pension Plan that would adversely affect its qualification or materially increase its costs.

                  (d) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has at any time maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA, including, without limitation, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (e) Except as set forth in Section 3.9(e) of the Company Disclosure Schedule, no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting or any other enhancement of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement.

                  (f) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, the deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowance under Section 162(m) of the Code.

                  (g) Except as set forth in Section 3.9(g) of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) by any employee, consultant, officer or director of the Company or any of its Subsidiaries under any employment, consulting, severance or termination agreement, other compensation arrangement or other Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company or any of its Subsidiaries, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Company Board of Directors has not granted to any officer, director, consultant or employee of the Company any right to receive any Parachute Gross-Up Payment.

                  (h) No Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its subsidiaries or any Commonly Controlled Entity after retirement or other termination of service, other than
(i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company, the Subsidiary or any Commonly Controlled Entity, (iv) benefits, the full cost of which is borne by the current or former employee, officer or director (or his beneficiary), (v) life insurance benefits for which the employee dies while in service with the Company or (vi) any employee stock options that may be exercised after termination of employment.

                  (i) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary under any Benefit Plan or otherwise involving any Benefit Plan (other than routine claims for benefits).

                  (j) Neither the Company, any Subsidiary, any Commonly Controlled Entity, any of the Benefit Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which any such person or entity or any party dealing with the Benefit Plans or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) or ERISA or a tax imposed pursuant to section 4975, 4976, or 4980B of the Code.

                  Section 3.10  Taxes.

                  (a) Except as set forth in Section 3.10 of the Company Disclosure Schedule:

                           (i) the Company and its Subsidiaries (x) have duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all material Tax Returns (as hereinafter defined) required to be filed by them, and to the knowledge and belief of the Company, such Tax Returns are true, correct and complete in all material respects and (y) have duly paid in full (or there has been paid on their behalf), or have established reserves (in accordance with GAAP) as reflected on the Financial Statements, all material Taxes (as hereinafter defined) that are due and payable;

                           (ii) there are no material liens for Taxes upon any property or assets of the Company or any Subsidiary thereof, except for liens for Taxes not yet due or for which adequate reserves have been established in accordance with GAAP;

                           (iii) as of the date hereof, no material Federal, state, local or foreign Audits are pending (A) with regard to any material Taxes or material Tax Returns of the Company or its Subsidiaries and (B) for which the Company or any of its Subsidiaries has received written notice. To the best knowledge of the Company and its Subsidiaries no such Audit is threatened;

                           (iv) the United States Federal income Tax Returns of the Company and its Subsidiaries have been examined by the applicable Tax Authorities for all periods through and including December 31, 1998, and as of the date hereof no material adjustments have been asserted as a result of such examinations which have not been (x) resolved and fully paid or (y) reserved on the Financial Statements in accordance with GAAP;

                           (v) neither the Company nor any of its Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which waivers or powers of attorney are outstanding;

                           (vi) neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation, indemnification or sharing of Taxes with any Person other than the Company and its Subsidiaries, and the Company has provided Parent with copies of any such agreement that the Company or any Subsidiary has entered into with any other Subsidiary; and

                           (vii) neither the Company nor any of its Subsidiaries has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which Company is the "parent" and, except with respect to any group of which only the Company and/or its Subsidiaries are members, is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state or local law) for any period.

                  (b) "Audit" means any audit, assessment or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes. "Tax Returns" mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

                  Section 3.11 Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not REASONABLY BE EXPECTED TO have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all material Company Agreements (defined as any agreement required to be filed as an Exhibit to an Annual Report on form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act) entered into by the Company or any of its Subsidiaries since December 31, 1998 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and (ii) all non-competition agreements imposing restrictions on the ability of the

Company or any of its Subsidiaries to conduct business in any jurisdiction or territory.

                  Section 3.12 Real Property. Neither the Company nor any of its Subsidiaries owns any real property. Section 3.12 of the Company Disclosure Schedule sets forth a complete list of all real property leased by the Company or its Subsidiaries (the "Real Property"). Except as disclosed in Section 3.12 of the Company Disclosure Schedule, the Company is not a party to any lease, assignment or similar arrangement under which the Company is a lessor, assignor or otherwise makes available for use by any third party any portion of the Real Property.

                  Section 3.13 Intellectual Property. Other than as would not have a Company Material Adverse Effect, the Company and its Subsidiaries own free and clear of all liens and encumbrances, or are validly licensed or otherwise have the right to use, all trademarks, trade secrets, trademark rights, trade names, trade name rights, service marks, service marks rights, and copyrights, and to the Company's knowledge, all patents and patent applications, and other proprietary intellectual property rights which are used in the conduct of the business of the Company and its Subsidiaries either individually or taken as a whole (collectively, "Intellectual Property Rights"). Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, all patents, copyrights, and trademarks, and all registrations and applications relating thereto (i) have been duly maintained (including the proper, sufficient and timely submission of all necessary filings and fees), (ii) have not lapsed, expired or been abandoned, and (iii) are not the subject of any opposition, interference, cancellation or other proceeding before any governmental registration or other authority in any jurisdiction. Except as would not have Company Material Adverse Effect, (x) the Company will continue to own or be licensed to the Intellectual Property Rights after consummation of the Offer and the Merger (consistent with their ownership and license rights prior to said consummation) and (y) the consummation of the Offer and Merger will not result in the material breach of any license, sublicense or other agreement relating to the Intellectual Property Rights. Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, no claim, suit, action or proceeding involving any infringement of, or conflict with, any intellectual property rights of any third party has been made or asserted against the Company or any of its Subsidiaries in respect of the operation of the Company's or any Subsidiary's business, nor is there any basis for such. Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, no person is infringing, or taking any action in conflict with, the rights of the Company or any Subsidiary with respect to any Intellectual

Property Right. Except as would not have a Company Material Adverse Effect, to the knowledge of the Company, neither the Company nor any Subsidiary has licensed, or otherwise granted, to any third party, any rights in or to any material Intellectual Property Rights other than in the ordinary course of the Company's business of licensing applications software to resellers and end-users. Except where such disclosure would not have a Company Material Adverse Effect, no trade secret, know-how or other confidential information relating to the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party, other than pursuant to a standard non-disclosure agreement.

                  Section 3.14 Labor Matters. The Company and each of its Subsidiaries has good labor relations and there are no controversies pending, or to the knowledge of the Company, threatened between the Company and any of its Subsidiaries and any of their respective employees, which failure to have good labor relations or controversies would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no collective bargaining or other labor union agreements to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. Since December 31, 1997, neither the Company nor any of its Subsidiaries has encountered any labor union organizing activity, nor had any actual or, to the knowledge of the Company, threatened employee strikes, work stoppages, slowdowns or lockouts.

                  Section 3.15 Compliance with Laws. The Company and its Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof which affect the business, properties or assets of the Company and its Subsidiaries, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any violation of any of the foregoing, except alleged violations that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Company Material Adverse Effect.

                  Section 3.16 Environmental Matters. Except as set forth in
Section 3.16 of the Company Disclosure Schedule, (a) the Company and its Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances or hazardous waste, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("Materials of Environmental Concern"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "Environmental Laws"), and including, but not limited to, compliance with any permits or other governmental authorizations or the terms and conditions thereof, except where noncompliance is not reasonably likely to have a Company Material Adverse Effect; (b) neither the Company nor any of its Subsidiaries has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by any of the Company or its Subsidiaries or for which any of them is responsible, and there is no pending or, to the Company's knowledge, no threatened claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or its Subsidiaries, now or in the past or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "Environmental Claims"), except where such notices, communications, claims, actions, investigations or Environmental Claims would not have a Company Material Adverse Effect; and (c) to the Company's knowledge, there are no past or present facts or circumstances that are reasonably likely to form the basis of any Environmental Claim against the Company or its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or its Subsidiaries have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a Company Material Adverse Effect.

                  Section 3.17 Product Warranties. Except as described in
Section 3.17 of the Company Disclosure Schedule, all products are sold or licensed by the Company pursuant to (i) the Company's disclaimer of all warranties, express or implied, including those of merchantability and fitness for a particular purpose; (ii) the Company's disclaimer of all consequential damages arising from the use or possession of the product, regardless of whether such liability is based in tort, contract or otherwise; and (iii) language stating that if the foregoing disclaimers are held to be unenforceable, the Company's maximum liability shall not exceed the amount of money(ies) paid for such product(s), except, in each case, where the failure so to provide would not have a Company Material Adverse Effect.

                  Section 3.18 Information in Proxy Statement. The Proxy Statement, if any (or any amendment thereof or supplement thereto), at the date mailed to the Company's shareholders and at the time of the meeting of Company shareholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or the Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 3.19 Potential Conflict of Interest. Except as set forth in Section 3.19 of the Company Disclosure Schedule or in the SEC Reports filed prior to the date hereof, since December 31, 1998 there have been no transactions, agreements, arrangements or understandings between the Company or its Subsidiaries, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in Section 3.19 of the Company Disclosure Schedule or in the SEC Reports filed prior to the date hereof, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or its Subsidiaries, (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Plans and similar matters and agreements existing on the date hereof, (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of the Company or any of its Subsidiaries, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or shareholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies) or (iv) owes any money to the Company or any of its Subsidiaries (except for reimbursement of advances in the ordinary course).

                  Section 3.20 Opinion of Financial Advisor. The Company has received the written opinion of Hambrecht & Quist LLC, dated the date hereof, to the effect that, based upon and subject to the matters set forth therein and as of such date, the consideration to be received in the Offer and the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.

                  Section 3.21 Insurance. The Company and each of its Subsidiaries has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  Section 3.22 State Takeover Statutes; Required Vote; Dissenter's Rights.

                  (a) Except for Articles 14 and 14.1 of the VSCA, no Virginia takeover statute or similar statute applies or purports to apply to the Offer or the Merger, or to this Agreement, the Option Agreement or the Shareholders Agreement or the transactions contemplated hereby. In the event the Special Meeting is required to approve the Merger and the adoption of this Agreement the approval by the holders of a majority of the outstanding Shares is the only vote required to approve the Merger and the adoption of this Agreement.

                  (b) No shareholder is entitled to dissenter's rights, rights of appraisal or other similar rights pursuant to the VSCA or applicable law unless the shares cease to be listed on the Nasdaq Stock Market and (i) are not then listed on a national securities exchange or (ii) held by at least 2,000 record shareholders.

                  Section 3.23 Brokers. No broker, investment banker, financial advisor or other person, other than Hambrecht & Quist LLC, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

                  Section 3.24 Full Disclosure. To the knowledge of the
Company, the representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to the Parent or its counsel in connection with the transactions contemplated hereby, do not contain any untrue statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company as follows:

                  Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent or materially delay the consummation of any of the Transactions.

                  Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the Shareholders Agreement and the consummation of the Offer, Merger and of the Transactions have been duly authorized by the boards of directors of the Purchaser and Parent and by the shareholders of the Purchaser, and no other corporate authority or approval on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the Shareholders Agreement and the consummation of the Transactions. Each of this Agreement and the Shareholders Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company and the other parties to the Shareholders Agreement, is the valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent or the Articles of Incorporation or By-laws of the Purchaser, (ii) require any filing by Parent or the Purchaser with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) the filing of articles of merger in connection with the Merger pursuant to the VSCA, (iii) filings, permits, authorizations, consents and approvals as may be required under, the HSR Act and comparable merger and notifications, laws or regulations of foreign jurisdictions, (iv) the filing with the SEC and the Nasdaq Stock Market, Inc. of (A) the Schedule 14D-1, (B) a proxy statement relating to shareholder approval, if such approval is required by law and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement or (v) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clause (ii), (iii) or (iv) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent or materially delay the consummation of any the Transactions.

                  Section 4.4 Information in Proxy Statement. None of the information supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.5 Interim Operations of the Purchaser. The
Purchaser was formed solely for the purpose of engaging in the Transactions, and has engaged in no other business activities other than in connection with the Transactions as contemplated hereby.

                  Section 4.6 Brokers. No broker, investment banker, financial advisor or other person, other than Deutsche Banc Alex.Brown, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

                  Section 4.7 Financing. Purchaser has, or will have available to it upon the consummation of the Offer, sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time, subject to the terms and conditions of the Offer and this Agreement. Parent and the Purchaser have received, and have furnished to the Company, true and complete copies of the Vendor Placing Agreement, dated January 12, 2000 between Parent and Deutsche Bank AG London (the "Financing Document") with respect to the financing of the acquisition of the Shares in the Offer and the Merger (the "Financing"). The aggregate proceeds of the Financing, together with internal corporate funds of Parent or the Purchaser, are sufficient to acquire all of the Shares in the Offer and the Merger and to pay anticipated expenses in connection therewith.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 5.1 Acquisition Proposals. The Company will notify Parent and the Purchaser promptly if on or after the date of this Agreement any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case in connection with any Acquisition Proposal (as hereinafter defined) or the possibility or consideration of making an Acquisition Proposal ("Acquisition Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Acquisition Proposal Interest and the material terms and conditions of any proposals or offers. Subject to Section 5.3, the Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal Interest. The Company agrees that it shall keep Parent and the Purchaser informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. As used in this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement.

                  Section 5.2 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement or the Option Agreement, (ii) as set forth in Section 5.2 of the Company Disclosure Schedule, (iii) in the ordinary course of business consistent with past practice or (iv) as agreed in writing by Parent, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with Article VIII hereof and (y) the time the designees of Parent have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to Section 1.3 hereof (the "Appointment Date"):

                  (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary course consistent with past practice and each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve its present business organization intact and maintain its satisfactory relations with customers, suppliers, employees, contractors, distributors and others having business dealings with it;

                  (b) the Company will not, directly or indirectly, (i) amend its Articles of Incorporation or By-laws; or (ii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of the Company;

                  (c)   neither the Company nor any of its Subsidiaries shall:
(i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Options or other rights to purchase shares of Common Stock pursuant to the Employee Stock Purchase Plan outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares except as permitted by Section 5.2(b) and other than in connection with the exercise of options or rights under the Stock Plans or the Employee Stock Purchase Plan;

                  (d) neither the Company nor any of its Subsidiaries shall increase the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not directors or affiliates in the ordinary course consistent with past practice), or to persons providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

                  (e)   except to the extent permitted and contemplated by
Section 2.3 hereof or as disclosed on Schedule 5.2(e) hereof, neither the Company nor any of its Subsidiaries shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                  (f) the Company shall not, in any material respect, modify, amend or terminate any of the Company Agreements, and neither the Company nor any of its Subsidiaries shall waive, release or assign any material rights on claims under any of the Company Agreements;

                  (g) neither the Company nor any of its Subsidiaries will permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent;

                  (h) neither the Company nor any of its Subsidiaries will (i) incur or assume any long-term debt or any short-term indebtedness; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other person; or (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

                  (i) neither the Company nor any of its Subsidiaries will (i) change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement or settle any Tax Audit;

                  (j) neither the Company nor any of its Subsidiaries will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                  (k) except as otherwise permitted pursuant to Section 5.3, neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                  (l)   except for the actions permitted to be taken pursuant to
Section 5.3 hereof, neither the Company nor any of its Subsidiaries will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, other than those representations and warranties which by their terms address matters as of a particular date, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

                  (m)   except for the actions permitted to be taken pursuant to
Section 5.3 hereof, neither the Company nor any of its Subsidiaries will enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

                  Section 5.3  No Solicitation.

                  (a) Except as provided in Section 5.3(b) below, the Company, from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, will not nor shall it authorize or permit its officers, directors, employees, to (and will use reasonable best efforts to ensure that such persons and the Company's investment bankers, attorneys, accountants and other agents do not) directly or indirectly (i) initiate, solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent, any of its affiliates or representatives) relating to any Acquisition Proposal; provided, however, that nothing contained in this Section 5.3 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (A) taking and disclosing to the Company's shareholders its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (B) making such disclosure to the Company's shareholders as, in the good faith judgment of the Company Board of Directors after receipt of advice from outside legal counsel to the Company that such disclosure is required under applicable law and that the failure to make such disclosure is reasonably likely to cause the Company Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law or (C) otherwise complying with their fiduciary duties to shareholders.

                  (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Mutual Non-Disclosure Agreement, dated October 14, 1999 entered into between a Subsidiary of Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from a nationally recognized investment banking firm, represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing the certainty of closing of which is less certain than the satisfaction of the condition set forth in paragraph (i) of Annex I (as it may be deemed to be amended pursuant to Section 1.1(a)) on conditions less favorable to the Company than the Financing and (y) in the good faith opinion of the Company Board of Directors, only after consultation with outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its shareholders and the failure to provide such information or access or to engage in such discussions or negotiations would cause the Company Board of Directors to violate its fiduciary duties to the Company's shareholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall promptly, and in any event within one business day following receipt of a Superior Proposal, notify Parent of the receipt of the same and prior to providing any such party with any material non-public information. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent.

                  (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof permitted by law to do so shall (i) withdraw or modify, or propose (publicly or to a third party) to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose (publicly or to a third party) to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 5.3(b)). Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth business day following the Company's delivery to Parent of written notice advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company also shall have furnished Parent with written notice that it intends to enter into such agreement.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  Section 6.1 Additional Agreements. Subject to the terms and conditions as herein provided, the Company, Parent and Purchaser will each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and Article VII hereof, and to consummate and make effective the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 6.2 Notification of Certain Matters. The Company shall give prompt notice to the Purchaser and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause either (x) any representation or warranty contained in this Agreement of such party to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) any condition set forth in Annex I to be unsatisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer (except to the extent it refers to a specific date) and (ii) any material failure of the Company, the Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

                  Section 6.3    Access; Confidentiality.

                  (a) From the date hereof to the Appointment Date, upon reasonable notice and subject to the terms of the Confidentiality Agreement, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to), subject to any limitations imposed by law with respect to records of employees, furnish promptly to Parent
(a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information as is in Company's possession or control and as Parent shall reasonably request, at such time as Parent shall reasonably request.

                   (b) Unless otherwise required by law or regulation (including stock exchange rules) and until the Appointment Date, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement (except as may be required by law or by any listing agreement with or by the listing rules of the London Stock Exchange) and, in the event this Agreement is terminated for any reason, Parent shall promptly return or destroy such information in accordance with paragraph 10 of the Confidentiality Agreement. No investigation pursuant to this Section 6.5(a) shall affect any representation or warranty made by the parties hereunder.

                  Section 6.4    Consents and Approvals.

                  (a) Each of Parent, the Purchaser and the Company will use all commercially reasonable efforts to take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions.

                  (b) Each of the Company, the Purchaser and Parent shall use all commercially reasonable efforts to take all actions necessary to file as soon as practicable notifications under the HSR Act, or under comparable merger notification laws under non-U.S. jurisdictions and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice or the authorities of such other jurisdictions for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

                  Section 6.5 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent, the Purchaser nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market or inter-dealer quotation system or by the listing rules of The London Stock Exchange (the "London Stock Exchange") in which case, the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing such press release or making such public announcements.

                  Section 6.6 Directors' and Officers' Insurance and Indemnification.

                  (a) From and after the Effective Time, the Surviving Corporation (or any successor to or assign of the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the VSCA, the terms of the Company's Articles of Incorporation or the By-laws, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided to Parent) (including rights to reimbursement or advancement of expenses and exculpation from liability).

                  (b) Parent or the Surviving Corporation (or any successor to or assign of the Surviving Corporation) shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than six years after the Effective Time; provided, that, Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance of at least the same coverage containing terms and conditions that are not materially less advantageous; provided, further, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 6.6(b) in excess of 150% of the premiums paid by the Company in 1999 on an annualized basis for such purpose (the "Average Premium"), which true and correct amounts are set forth in Section 6.6(b) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 6.6(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the Average Premium.

                  Section 6.7 Purchaser Compliance. Parent shall cause the Purchaser, or any assignee of the Purchaser pursuant to Section 9.10 hereof, to comply with all of its obligations under this Agreement.

                  Section 6.8  Best Reasonable Efforts.

                  (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Parent, the Purchaser and the Company, agree to use their respective best reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and appropriate, under any applicable laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

                  (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to and subject to such confidentiality agreements as may be reasonably necessary or requested, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated by this Agreement. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of permits or Environmental Permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Company shall use its commercially reasonable efforts to effect such transfers.

                  (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Parent, the Purchaser or the Company to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the transactions contemplated hereby.

                  Section 6.9 State Takeover Laws. The Company shall, upon the request of the Purchaser, take all commercially reasonable steps to assist in any challenge by the Purchaser to the validity or applicability to the transactions contemplated by this Agreement, the Option Agreement, and the Shareholders Agreement including the Offer and the Merger, of any state takeover law.

                  Section 6.10    Financing Related Efforts.

                  (a) Parent shall use all commercially reasonable efforts to cause the Financing to be consummated and Parent shall provide funds to the Purchaser to permit it to perform its obligations hereunder and in the Offer.

                  (b) Parent will provide the Company with true, correct and complete copies of all amendments and supplements to the Financing Document as well as true, correct and complete copies of all other commitments and agreements with respect to the transaction contemplated by this Agreement and any amendments or supplements thereto from third parties to provide financing to the Parent or to the Purchaser.

                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable law:

                  (a) Shareholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Articles of Incorporation and the VSCA;

                  (b) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any United States or United Kingdom Governmental Entity which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger; provided, that any party asserting this condition shall first have used its commercially reasonable efforts to obtain the dismissal of such order; and

                  (c) Purchase of Shares in Offer. The Purchaser shall have purchased, or caused to be purchased, the Shares pursuant to the Offer; provided, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and the Purchaser to effect the Merger if the Purchaser fails to accept for payment or pay for Shares validly tendered pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

                  (d) HSR Approval. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  Section 7.2 Conditions to Obligations of Parent and the Purchaser to Effect the Merger. The obligations of Parent and Purchaser to consummate the Merger are further subject to fulfillment of the condition that all actions contemplated by Section 2.3 hereof shall have been taken, which may be waived in whole or in part by Parent and the Purchaser.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time before the Effective

Time, whether before or after shareholder approval thereof (provided, however, that if Shares are purchased pursuant to the Offer, Parent may not in any event terminate this Agreement):

                  (a)   By mutual written consent of Parent and the Company; or

                  (b) (i) By Parent if the Offer shall have expired without any Shares being accepted for purchase thereunder by the Purchaser and without the Purchaser having had an obligation under Section 1.1(a) of this Agreement to extend the Offer; provided, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if it or the Purchaser is in material breach of its representations and warranties, covenants or other obligations under this Agreement; or (ii) by the Company (A) if the Offer has not commenced within five business days of the execution of this Agreement or
(B) the Offer shall have expired without any Shares being accepted for purchase thereunder by the purchaser or (C) if prior to the acceptance for Purchase of Shares pursuant to the Offer, there has been a material breach by either Parent or the Purchaser of any representation, warranty, covenant or agreement set forth herein (and such breach is not reasonably capable of being cured within 30 days of notice thereof); provided, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if it is in material breach of its representations and warranties, covenants or other obligations under this Agreement; or

                  (c) By either Parent or the Company (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, the Option Agreement or the Shareholders Agreement, (ii) prior to the acceptance for purchase of Shares pursuant to the Offer, if there has been a willful breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall result in any condition set forth in Annex I (other than the Minimum Condition) not being satisfied (and such breach is not reasonably capable of being cured and such condition satisfied within thirty (30) days after the receipt of notice thereof), or (iii) if by June 12, 2000 the Purchaser has not purchased any Shares pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the Purchaser's failure to make such purchases;

                  (d) By the Company to allow the Company to enter into an agreement in accordance with Section 5.3(c) with respect to a Superior Proposal which the Company Board of Directors has determined is more favorable to the shareholders of the Company than the transactions contemplated hereby; provided, however, that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment of the Termination Fee, plus any amounts then due as a reimbursement of expenses; or

                  (e) By Parent, at any time prior to the acceptance for purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors, or any committee thereof, shall have withdrawn, modified, or changed its recommendation in respect of this Agreement or the Offer in a manner adverse to the Purchaser, (ii) the Company Board of Directors, or any committee thereof, shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to an Acquisition Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning an Acquisition Proposal for more than ten business days after the date of receipt of such Acquisition Proposal, or (iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within ten business days of its receipt or, if sooner, the date its existence first becomes publicly disclosed.

                  Section 8.2  Effect of Termination.

                  (a) In the event of the termination of this Agreement as provided in Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.5(b), 8.2 and 9.3 hereof and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (b) If (i) Parent shall have terminated this Agreement pursuant to Section 8.1(e), (ii) (x) Parent shall have terminated this Agreement pursuant to Section 8.1(c) (ii) and (y) following the date hereof but prior to such termination there shall have been an Acquisition Proposal Interest, or (iii) the Company shall have terminated this Agreement pursuant to Section 8.1(d), then the Company shall pay (A) simultaneously with such termination if pursuant to Section 8.1(d), or (B) promptly, but in no event later than two business days after the date of such termination if pursuant to Section 8.1(c)(ii) or Section 8.1(e), to Parent a termination fee (the "Termination Fee") of $12,000,000 plus an amount, not in excess of $1,500,000, equal to the Purchaser's reasonable actual and documented out-of-pocket expenses incurred by Parent and the Purchaser in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amount shall be payable by wire transfer to such account as Parent may designate in writing to the Company.

                  (c) If this Agreement is terminated, and at any time on or prior to June 12, 2000 all of the conditions set forth on Annex I have been fulfilled except (i) the condition set forth in paragraph (i) of Annex I and
(ii) any other conditions that are not fulfilled as a result, directly or indirectly, of a breach by Parent or the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement, then promptly, but in no event later than two business days after the date of such termination, Parent shall pay to the Company a termination fee of $12,000,000 plus an amount, not in excess of $1,500,000, equal to the Company's reasonable actual and documented out-of-pocket expenses incurred by the Company in connection with the Offer, the Merger, this Agreement and the consummation of the transactions contemplated hereby, which amount shall be payable by wire transfer to such account as the Company may designate in writing to Parent. The Company shall not withhold any United States withholding taxes on any payment under this Section 8.2.

                  Section 8.3 Indemnity.

                  (a) Subject to the provisions of this Section 8.3, Parent hereby agrees to indemnify the Company with respect to any liability for United States federal withholding taxes (including any interest, additions to tax, or penalties related thereto) with respect to the payment by the Company to Parent of the Termination Fee described in Section 8.2 of this Agreement and with respect to any payment under Section 1.5 of the Option Agreement ("Possible Withholding Taxes").

                  (b) If the Company is notified, in writing, as part of an audit or other administrative proceeding related to taxes (a "Contest"), that the Internal

Revenue Service is asserting a claim for Possible Withholding Taxes, then (i) the Company shall promptly notify Parent of such claim in writing, (ii) the Company shall permit Parent, at Parent's own cost and expense, to control that portion of the Contest related to Possible Withholding Taxes, including the execution of any powers-of-attorney or similar documents necessary for Parent to control such portion of the Contest; provided that in executing such powers-of-attorney or similar documents, the Company and Parent agree that such powers shall be limited to such portion of the Contest, and (iii) the Company shall not settle or otherwise compromise such portion of the Contest related to Possible Withholding Taxes without the prior written consent of Parent which consent shall not be unreasonably withheld. If Parent does not assume control under Section 8.3(b)(ii) above, then Parent shall reimburse the Company promptly upon demand for reasonable out-of-pocket expenses incurred in connection with that portion of a Contest related to Possible Withholding Taxes. Parent must inform the Company of all terms of any proposed settlement prior to settling that portion of the Contest related to Possible Withholding Taxes and, if the Company objects to Parent entering into such settlement, Parent shall pay to the Company the amount that would be payable by Parent under Section 8.3(a) if such settlement were entered into and upon payment of such amount, any liability of Parent under this Section 8.3 shall terminate. Parent shall keep the Company informed of material developments in that portion of the Contest that is controlled by Parent. Further, without the prior written consent of Parent, the Company shall not take any position on any tax return or similar filing that Possible Withholding Taxes may be due and owing, unless such position is required by law pursuant to a final determination. Neither the Company nor its officers, employees, representatives, or affiliates shall take any action that prejudices the defense by Parent of any claim subject to indemnification hereunder. Parent and the Company shall (i) provide, or cause to be provided, to each other, the assistance of officers, employees, representatives and affiliates, or such assistance as may reasonably be requested by any of them in connection with the portion of the Contest related to Possible Withholding Taxes and (ii) retain, or cause to be retained, for so long as the taxable year in which a payment was made by the Company to Parent shall remain open for adjustments, any records or information which may be relevant to any Tax Returns or Audits for such taxable year related to Possible Withholding Taxes. If the Company fails to comply with any of the provisions set forth in this Section 8.3(b), Parent shall be relieved of any obligation under Section 8.3(a) to the extent of any actual prejudice suffered by Parent as a result of such failure.

                  (c) In connection with the payment of a Termination Fee under
Section 8.2(b) or a payment under Section 1.5 of the Option Agreement, Parent shall provide a Form 1001 or similar form on a protective basis certifying that if the payment of a Termination Fee under Section 8.2(b) or a payment under
Section 1.5 of the Option Agreement were deemed to be United States source income, such payments would be exempt from withholding tax under the United Kingdom-U.S. Income Tax Treaty as in effect as of the date any such payment is made.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 Amendment and Modification. Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the shareholders, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 9.2 Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

                  Section 9.3 Expenses. Except as expressly set forth in
Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, whether or not the Merger is consummated, except any transfer, stamp or similar taxes shall be borne by Parent.

                  Section 9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express or United Parcel Service (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or the Purchaser, to:

                           The Sage Group plc
                           Sage House
                           Benton Park Road
                           Newcastle upon Tyne, NE7 7LZ
                           Attention: Paul Walker
                           Telephone No.: (191) 255-3003
                           Telecopy No.: (191) 255-0306

                           with a copy to:

                           Bobcat Acquisition Corp.
                           Sage House
                           Benton Park Road
                           Newcastle upon Tyne, NE7 7LZ
                           Attention: Paul Walker
                           Telephone No.: (191) 255-3003
                           Telecopy No.: (191) 255-0306

                                            and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, D.C. 20005-2111
                           Attention:  Ronald C. Barusch, Esq.
                           Telephone:  (202) 371-7000
                           Facsimile:  (202) 393-5760

                                            and

                  (b)      if to the Company, to:

                           Best Software, Inc.
                           11413 Isaac Newton Square
                           Reston, Virginia 20190
                           Attention: Timothy Davenport
                           Telephone No.: (703) 709-5200
                           Telecopy No.:

                           with a copy to:

                           Hale and Dorr LLP
                           1455 Pennsylvania Avenue, N.W.
                           Washington, DC  20004
                           Attention:  David Sylvester
                           Telephone No.:  (202) 942-8400
                           Telecopy No.:  (202) 942-8484

                           and a copy to:

                           Hunton & Williams
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention: T. Justin Moore, III
                           Telephone No.:  (804) 788-8200
                           Telecopy No.:  (804) 788-8218

                  Section 9.5  Interpretation.

                  (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, the term "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  (b) In the event the Offer is commenced on or after January 24, 2000, all references in this Agreement to "Schedule 14D-1 or "Schedule 14D-9" shall be deemed to refer to the successor forms of such schedules as provided in new rules, and amendments to existing rules, promulgated under the Exchange Act which become effective on January 24, 2000 (the "Reg M-A Amendments"). In addition, all references to the "Exchange Act" shall include all the Reg M-A Amendments from and after such date. The parties agree that their obligations under this Agreement and the Option Agreement shall in no way be effected by the effectiveness of the Reg M-A Amendments and shall use commercially reasonable efforts to cause their obligations to be fulfilled in accordance with the Reg M-A Amendments.

                  Section 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 9.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement:

                  (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

                  (b) except as provided in Sections 2.3 and 6.8 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof, provided, however, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

                  Section 9.10 Assignment. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent, (ii) to Parent and one or more direct or indirect wholly owned Subsidiaries of Parent, or (iii) to one or more direct or indirect wholly owned Subsidiaries of Parent (each, an "Assignee"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                               THE SAGE GROUP PLC

                               By:       /s/ Paul Walker
                                     -------------------------------------
                                     Name: Paul Walker
                                     Title: Chief Executive Officer

                               BOBCAT ACQUISITION CORP.

                               By:       /s/ Paul Walker
                                     -------------------------------------
                                     Name: Paul Walker
                                     Title: President

                               BEST SOFTWARE, INC.

                               By:       /s/ Timothy A. Davenport
                                     -------------------------------------
                                     Name: Timothy A. Davenport
                                     Title: President and Chief Executive
                                            Officer

                                                                         ANNEX I
                                                                to Agreement and
                                                                  Plan of Merger


                  Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares unless there are validly tendered and not withdrawn prior to the expiration date for the Offer that number of Shares which, when added to the Shares owned by the Purchaser or Parent, if any, will represent at least a majority of the outstanding Shares on a fully diluted basis (without giving pro forma effect to the potential issuance of any Shares issuable under the Option Agreement) on the date of purchase (the "Minimum Condition"). Furthermore, notwithstanding any other provisions of the Offer, the Purchaser shall not be required to accept for payment or pay for any validly tendered Shares if, at the scheduled expiration date, (i) any applicable waiting period under the HSR Act has not expired or terminated prior to termination of the Offer, or (ii) any of the following events shall occur, or shall be deemed to have occurred, and be continuing:

                  (a) there shall be threatened in writing or pending any suit, action or proceeding by any United States or United Kingdom Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and its Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders;

                  (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                  (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the London Stock Exchange, the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the United Kingdom (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or the United Kingdom that constitutes a Company Material Adverse Effect or materially adversely affects or delays the consummation of the Offer, (iv) any limitation (whether or not mandatory) by any United States or United Kingdom Governmental Entity on the extension of credit generally by banks or other financial institutions, or (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

                  (d) the representations and warranties of the Company set forth in the Merger Agreement that are qualified by reference to a Company Material Adverse Effect were not true and correct in any respect, or any other such representations or warranties were not true and correct in any respect that (when taken together with all such other representations and warranties not true and correct) would reasonably be expected to have a Company Material Adverse Effect (i) in the case of any representation or warranty which addresses matters as of a particular date, as of such date, or (ii) in the case of all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer;

                  (e) since the date of this Agreement, there shall have occurred any change (or any development that is reasonably likely to result in any change) that constitutes a Company Material Adverse Change;

                  (f) (i) the Company Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser or its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.3(b) of this Agreement;

                  (g) the Company shall have failed, in any material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under this Agreement;

                  (h) all consents, permits and approvals of Governmental Entities shall not have been obtained;

                  (i) The London Stock Exchange shall have failed to admit to the Official List of the London Stock Exchange the shares of capital stock of Parent to be issued in connection with the equity financing contemplated in connection with Transactions or such admission shall have not become effective in accordance with paragraph 7.1 of the listing rules of the London Stock Exchange, provided that Purchaser shall not be entitled to rely on this condition if the Financing is not consummated for any reason other than the failure to have Parent's shares of capital stock admitted for listing as provided in this clause (i);

                  (j) the Merger Agreement shall have been terminated in accordance with its terms; and

                  (k) the Company shall have provided Parent with the audited consolidated financial statements of the Company for the year ended December 31, 1999 which will not be inconsistent with the December 1999 Financial Statements in any respect which is materially adverse.

                  The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, subject in each case to the terms of this Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                  The capitalized terms used in this Annex I shall have the meanings set forth in the Agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the Agreement to which this Annex I is appended.

                                                                       EXHIBIT I
                                                                to Agreement and
                                                                  Plan of Merger
                                 PLAN OF MERGER

                                       OF

                            BOBCAT ACQUISITION CORP.

                                      INTO

                               BEST SOFTWARE, INC.

         Section 1. Merger. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated January 12, 2000, by and among The Sage Group plc, a company organized under the laws of England ("Parent"), Bobcat Acquisition Corp., a Virginia corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Best Software, Inc., a Virginia corporation (the "Company"), Purchaser shall, upon the time that Articles of Merger are made effective by the State Corporation Commission of Virginia (the "Effective Time"), be merged (the "Merger") into the Company, which shall be the "Surviving Corporation".

         Section 2. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any issued and outstanding shares ("Shares") of common stock, no par value per share (the "Common Stock"), of the Company or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                  (a) Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) All Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary (as defined below) of Parent shall be cancelled and retired, and shall cease to exist and no consideration shall be delivered in exchange therefor and Dissenting Shares (as defined in Section 5 hereof), if any, shall be treated in accordance with Article 15 of the Virginia Stock Corporation Act (the "VSCA"). As used in this Plan of Merger, the term "Subsidiary" shall mean, with respect to any party, any corporation, limited liability company or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such party or any other Subsidiary of such party is a general partner (excluding such partnerships where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation, limited liability company or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (c) Each issued and outstanding Share immediately before the Effective Time (other than any Shares to be cancelled pursuant to Section 2(b) hereof) and any Dissenting Shares (as defined in Section 5 hereof) shall be cancelled and extinguished and be converted into the right to receive $35.00 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid to any holder of Shares in connection with the cash tender offer (the "Offer") by the Purchaser to acquire all Shares of the Company, being referred to herein as the "Offer Price"), payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in
         Section 3 hereof. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3 hereof, without interest.

         Section 3. Conversion of Rights. At the Effective Time, each option to purchase Shares issued under the Company's employee and director stock option plans outstanding immediately prior to the Effective Time shall be assumed by Parent and shall thereupon constitute an option to acquire that number of Parent Common Shares (as defined below) equal to (i) the number of Shares subject to the such option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, rounded down to the nearest whole share, at a price per Parent Common Share equal to (x) the exercise price of such option immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounded up to the nearest whole cent.

                  (a)      For purposes of this Plan of Merger:

                           (iii) "Exchange Ratio" shall mean the quotient of (x)
                  the Offer Price multiplied by the average of the mid-point of the bid and ask price of the rate of currency exchange of pounds sterling for U.S. dollars quoted in The Financial Times for each of the business days in a consecutive twenty (20) business day period ending two (2) business days prior to the Effective Date and (y) the average per Share closing price of the ordinary shares of 1 pence each in the capital of Parent (a "Parent Common Share") as reported on the London Stock Exchange on each of the ten (10) trading days immediately preceding the Effective Time.

         Section 4. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time of the Merger and that are held by a shareholder (other than Parent or Purchaser and their subsidiaries, which waive the right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his Shares of Company Common Stock pursuant to Section 13.1-730 of the VSCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in Section 2 hereof, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the VSCA, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his Shares of Company Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Merger, the right to receive the Offer Price as provided in Section 2 hereof.

         Section 5. Articles of Incorporation. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated at the Effective Time in their entirety as the Articles of Incorporation of the Surviving Corporation to read as set forth on Annex A hereto.

         SECTION 6. Amendment. Pursuant to Section 13.1-718(I) of the VSCA, the Board of Directors of each of Parent, Purchaser and Company (with the consent of each of the other parties) reserves the right to amend this Plan of Merger at any time prior to issuance of the certificate of merger by the State Corporation Commission of Virginia; provided, however, that any such amendment made subsequent to the submission of this Plan of Merger to the shareholders of Purchaser or to the shareholders of the Company, to the extent that this Plan of Merger is required to be submitted to the shareholders of the Company, may only be made to the extent permitted by Section 13.1-718(I) of the VSCA.

                                                                         ANNEX A
                                                                         to Plan
                                                                       of Merger


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               BEST SOFTWARE, INC.

         Best Software, Inc., a Virginia corporation, does hereby set forth the following:

                  1.       Name.

                  The name of the corporation is Best Software, Inc. (hereinafter, the "Corporation").

                  2.       Duration.

                  The Corporation shall have perpetual duration.

                  3.       Purpose.

                  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Virginia Stock Corporation Act, as amended from time to time.

                  4.       Authorized Capital.

                  The Corporation shall have two classes of common stock consisting of Class A Common Stock and Class B Common Stock. The aggregate number of shares of each class of Common Stock that the Corporation shall have authority to issue and the par value per share of each class of Common Stock are as follows:

                  Class         Number of Shares       Par Value Per Share
                  -----         ----------------       -------------------

         Class A Common Stock       1000                      $0.01

         Class B Common Stock       1000                      $0.01

                  5.       Registered Office and Registered Agent.

                  The address of the initial registered office of the Corporation is 5511 Staples Mill Road, Richmond, VA 23228, which is in the County of Henrico. The Corporation's initial registered agent is Edward R. Parker, who is a resident of the Commonwealth of Virginia and a member of the Virginia State Bar, and whose business office is identical with the registered office.

                  6.       Preemptive Rights.

                  No holder of shares of any class of the Corporation's capital stock shall have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Corporation's capital stock, whether now or hereafter authorized.